                                                                     EXHIBIT 4.7

THIS WARRANT AND THE SHARES OF EQUITY SECURITIES THAT MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                              Occam Networks, Inc.

                   SERIES A-2 PREFERRED STOCK PURCHASE WARRANT

                                   ----------

     THIS CERTIFIES THAT, for value received, Alta California Partners III, L.P. ("Alta" and together with its permitted assignees, the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase (subject to Section 9 hereof) (i) a number of shares as shall be determined below of the fully paid and nonassessable Series A-2 Preferred Stock (the "Shares") of Occam Networks, Inc., a Delaware corporation (the "Company"), at an exercise price per Share equal to $10.00 (the "Warrant Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth, or (ii) in the event the Series A-2 Preferred Stock of the Company shall prior to exercise or exchange of this Warrant have been automatically converted into Common Stock (the "Common Stock") of the Company pursuant to the terms of the Company's Certificate of Incorporation, as then in effect, the aggregate number of shares of Common Stock into which such number of Shares would have been converted (the "Conversion Share Number") at an exercise price per share of Common Stock equal to the aggregate Warrant Exercise Price divided by the Conversion Share Number.

     This Warrant is entered into by the Company and Alta pursuant to Section 4 of Amendment No. 1 (the "Purchase Agreement Amendment") to the Series A-2 Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of March 8, 2004 by and among the Company, Alta, and the Investors (as defined in the Purchase Agreement).

     The number of Shares issuable upon exercise of this Warrant shall equal the number (rounded to the nearest whole share) determined by multiplying (i)
0.967335 by (ii) the quotient determined by dividing the Finance Deficit Amount (as defined herein) by the Warrant Exercise Price. The "Financing Deficit Amount" shall equal the amount determined by subtracting the Committed Financing Amount (as defined herein) from $3,800,000. The "Committed Financing Amount" shall equal the sum of (i) the aggregate principal amount of Convertible Notes (as defined in the Purchase Agreement Amendment) that the Committed Investors (as defined in the Purchase Agreement Amendment) shall have agreed to purchase under the Note Agreement (as defined in the Purchase Agreement Amendment) plus the aggregate gross proceeds that the Company may raise in connection with any sale or issuance of additional shares of Series A-2 Preferred Stock on or prior to the Commitment Date and (ii) the aggregate proceeds in excess of $1.5 million that the Company raises in the Rights Offering (as defined in the Purchase Agreement), determined as of the last closing date thereof (the "Rights Offering Closing Date"). In the event the Financing Deficit Amount is determined to be zero or less than zero as of either the Commitment Date or the Rights Offering Closing Date, this Warrant shall be deemed immediately cancelled and terminated in accordance with Section 9 hereof and shall have no further force or effect.

     The Warrant is issued and delivered to the Holder as of March 8, 2004.

     1.   Method of Exercise; Payment.

          (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder from time to time, in whole or in part, during the period specified in Section 9 hereof by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A and the Investment Representation Statement attached hereto as Exhibit B, each duly executed) at the principal office of the Company, and by payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer in accordance with the Company's instructions, of an amount equal to the aggregate Warrant Exercise Price of the Shares being purchased.

          (b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon exercise of the rights represented by this Warrant will, upon issuance and receipt of the Warrant Exercise Price therefor, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Shares to provide for the exercise of the rights represented by this Warrant.

     3. Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price therefor shall be subject to adjustment from time to time as follows:

          (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation (other than a merger or consolidation contemplated by Section 9(b)(iv)), then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Exercise Price then in effect, (i) the number of shares of stock or other securities or property of the surviving or successor corporation resulting from such merger or consolidation (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company) or (ii) in the event the consideration payable in connection with such transaction consists of cash or other property, an amount of cash or such property, in either case, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

          (b) Reclassification, etc. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. In such case, the Warrant Exercise Price per share of securities for which this Warrant is exercisable shall be adjusted so that the aggregate Warrant Exercise Price of this Warrant remains unchanged.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Warrant Exercise Price shall be proportionately decreased in the case of a split or subdivision (in which case the number of shares of securities for which this Warrant is exercisable shall be proportionately increased) or proportionately increased in the case of a combination (in which case the number of shares of securities for which this Warrant is exercisable shall be proportionately decreased).

     4. Notices of Adjustments. Whenever the number of Shares purchasable hereunder or the Warrant Exercise Price thereof shall be adjusted pursuant to
Section 3 hereof, the Company shall provide notice to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Warrant Exercise Price therefor after giving effect to such adjustment.

     5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the fair market value for such fractional share above the Warrant Exercise Price for such fractional share (as determined in good faith by the Board of Directors of the Company) or (ii) a whole share if the Holder tenders the Warrant Exercise Price for one whole share.

     6.   Transfer, Exchange, Assignment, or Loss of Warrant.

          (a) This Warrant may not be assigned or transferred except as provided in this Section 6 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations promulgated thereunder. Any purported transfer or assignment made other than in accordance with this Section 6 shall be null and void and of no force or effect.

          (b) Notwithstanding any other provision of this Warrant, the Holder may not transfer this Warrant except (i) with the consent of the Company, (ii) to an "affiliate" of such Holder (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), or (iii) to a partner (active or retired), parent, child, or spouse of such Holder, or to a trust for the direct or indirect benefit of any of the foregoing (and in each such case, as a condition to such transfer, such transferee shall agree in writing for the benefit of the Company to be bound by the terms of this Warrant).

          (c) Prior to any permitted transfer of this Warrant, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with an opinion of its counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.

          (d) Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

          (e) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit C duly executed. In such event, the Company shall, without charge for any issuance or transfer tax or other cost incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall be promptly cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company, together with a written notice signed by the Holders thereof, specifying the name and denominations in which such new Warrants are to be issued.

          (f) Upon receipt by the Company of satisfactory evidence of loss, theft, destruction, or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     7. No Rights as Shareholders. This Warrant does not entitle the Holder hereof to any voting rights, dividend rights, or other rights as a shareholder of the Company prior to the exercise hereof.

     8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday on which banks in the State of California are closed for business, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday or a Sunday or a legal holiday.

     9.   Exercise Period; Expiration of Warrant.

          (a) Limitation on Exercisability. This Warrant shall not be exercisable prior to the first business day after the Rights Offering Closing Date.

          (b) Termination and Expiration. This Warrant shall expire and shall no longer be exercisable upon the first to occur of the following:

               (i) on the Commitment Date in the event the Financing Deficit Amount is then determined to be zero or less than zero;

               (ii) on the Rights Offering Closing Date in the event the Financing Deficit Amount is then determined to be zero or less than zero;

               (iii) at 5:00 p.m., local time in San Francisco, California, on the eighteen month anniversary of the Commitment Date;

               (iv) the closing of a merger or consolidation of the Company with or into another entity in which the holders of voting securities of the Company, immediately prior to such transaction, will hold less than 50% of the voting securities of the surviving or successor entity or its parent, immediately after such transaction; and

               (v) the closing of the sale of all or substantially all of the assets of the Company.

     The Company shall provide written notice of the closing of any transaction contemplated pursuant to Sections 9(b)(iv) or 9(b)(v) not less than 20 business days prior to the applicable closing.

     10.  Miscellaneous.

          (a) Successors and Assigns. This Warrant shall not be assignable by the Holder except as permitted by Section 6. This Warrant shall be binding upon any successors or assigns of the Company.

          (b) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

          (c) Market Stand-Off Agreement. The Holder and any permitted transferee hereunder agrees, in connection with the first registration of the Company's securities in connection with an underwritten public offering following the date hereof, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify; provided that (i) all officers and directors of the Company then holding capital stock of the Company and (ii) all stockholders holding in the aggregate at least 5% of the fully-diluted equity of the Company are bound by similar agreements. The foregoing restriction shall not apply to any securities of the Company held by the Holder or such permitted transferee that are included in such registration. The Holder and each such permitted transferee agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section. Notwithstanding any other provision of this Warrant, the Company may assign the obligations of the Holder and any permitted transferee under this
Section 10(c) to any underwriter of the Company's securities.

          (d) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder of this Warrant.

          (e) Notice. All notices required by this letter agreement must be in writing and sent by certified mail, return receipt requested, or by overnight courier providing proof of delivery. The date of notice shall be the date of receipt. Notices hereunder shall be sent as follows:

     If to Company:           Occam Networks, Inc.
                              77 Robin Hill Road
                              Santa Barbara, CA 93117
                              Attention: Chief Financial Officer
     with a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attention: Thomas C. DeFilipps; Robert F. Kornegay

     If to Holder:            Alta California Partners III, L.P.
                              One Embarcadero Center, Suite 4050
                              San Francisco, CA 94111
                              Attention: Khaled Nasr

     with a copy to:          Morrison & Foerster, LLP
                              425 Market Street
                              San Francisco, CA 94105-2482
                              Attention: John W. Campbell

     A party may, by written notice, designate a different address for notices or different or additional persons to be notified.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Company and Alta has caused this Series A-2 Preferred Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above written.


                                          OCCAM NETWORKS, INC.


                                          By:    /s/ Robert Howard-Anderson
                                              ----------------------------------
                                          Name:  Robert Howard-Anderson
                                                --------------------------------
                                          Title: President and Chief Executive
                                                 -------------------------------
                                                 Officer
                                                 -------------------------------


Acknowledged and Agreed:

ALTA CALIFORNIA PARTNERS III, L.P.
    By: Alta California Management Partners III, LLC


By:  /s/ Khaled Nasr
    ----------------------------------
    Director


 [Signature Page to Occam Networks Series A-2 Preferred Stock Purchase Warrant]

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                   SERIES A-2 PREFERRED STOCK PURCHASE WARRANT

To:  OCCAM NETWORKS, INC.

     1. The undersigned hereby elects to purchase __________ shares of Series A-2 Preferred Stock ("Stock") of Occam Networks, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Warrant Exercise Price therefor and any transfer taxes payable pursuant to the terms of the Warrant as well as any withholding taxes that may be required in connection with the exercise thereof, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for the undersigned's own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same.

     3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4. The undersigned understands the instruments evidencing the Stock may bear the following legend, in addition to any legend required by applicable state securities laws:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     5. The undersigned acknowledges and agrees that the undersigned and the Stock remain subject to and bound by the "Market Stand-Off Agreement" set forth in Section 10(c) of the Warrant (without in any way otherwise limiting any other obligation of the Company or the undersigned that may survive exercise of the Warrant).

     IN WITNESS WHEREOF, the Warrantholder has executed this Notice of Exercise effective this _____ day of ___________, ________.

                                        WARRANTHOLDER

                                        ----------------------------------------


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

       [Notice Of Exercise Of Series A-2 Preferred Stock Purchase Warrant]

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER     :    _____________________

COMPANY       :    OCCAM NETWORKS, INC.

SECURITIES    :    _____________________

DATE          :    _____________________

     In connection with the purchase of the above-listed Securities, the undersigned Purchaser represents to the Company the following:

     (a) The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) The undersigned is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company;
(2) the resale's occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale's being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

     (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the applicable minimum holding period had been satisfied.

     (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) an opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                        Signature of Purchaser:


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                                 ASSIGNMENT FORM

          (To assign the foregoing Series A-2 Preferred Stock Purchase Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

     ______________________________________________________________________
                                 (Please Print)

     whose address is _____________________________________________________
                                 (Please Print)

     ______________________________________________________________________


                                          Dated: ___________________, 20________


          Holder's Signature: _____________________________________________

          Holder's Address: _______________________________________________


Signature Guaranteed: _____________________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.